Exhibit 10.7

Execution Version

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of June 15, 2022 (this “Agreement”), by and among Feutune Light Sponsor LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, the Seller is a sponsor of Feutune Light Acquisition Corporation, a Delaware corporation (the “Company”), a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company is contemplating its initial public offering of 8,500,000 units, each consisting one share of Class A common stock, $0.0001 par value, one warrant and one right (the “IPO”);

WHEREAS, the Company has granted the underwriters in the IPO an option (the “Over-allotment Option”) to purchase up to additional 1,275,000 units within 45 days of the closing of the IPO;

WHEREAS, in connection with the IPO, the Seller acquired 2,443,750 shares of Class A common stock of the Company, $0.0001 par value (“Class B Shares”), among which, up to 318,750 shares are subject to forfeiture if the Over-allotment Option is not exercised (each, a “Founder Share”, collectively, the “Founder Shares”) at the aggregate purchase price of $25,000, or approximately $0.01023 per share (the “Purchase Price”);

WHEREAS, each of the Buyers is an officer or director/director nominee or a personnel (and/or its designee) of the Company;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to transfer to the Buyers and the Buyers wish to acquire from the Seller, the aggregated amount of 440,000 Founder Shares (or up to 505,000 Founder Shares if the underwriters exercised the Over-allotment Option in full) at the Purchase Price immediately prior to or upon the effectiveness of the registration statement in Form S-1 (File No. 333-264221, the “Registration Statement”) in connection with the IPO.

WHEREAS, one Buyer is the Chief Executive Officer of the Company who is also the Managing Director and Head of Capital Markets of US Tiger Securities Inc. (“US Tiger”), all founder shares acquired by such Buyer will be deemed to be to be compensation for US Tiger under Financial Industry Regulatory Authority (“FINRA”) Rule 5110 and are therefore subject to a lock-up (the “Regulatory Lock-up”) set forth a side letter enclosed as Exhibit A.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Shares. Seller hereby agrees to transfer the aggregated amount of 440,000 Founder Shares (or up to 505,000 Founder Shares if the underwriters exercised the Over-allotment Option in full) to the Buyers immediately prior to or upon the effectiveness of Registration Statement (the “Transfer”) as listed on the Schedule I attached hereto; provided that the Founder Shares acquired by Xuedong Tian are subject to the Regulatory Lock-up; and the Buyers agree to pay the Seller an aggregate amount of $5,268.45 at the Transfer, in consideration of the transfer of the Shares.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section 4.  Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

Feutune Light Sponsor LLC

By:	/s/ Sau Fong Yeung
Name:	Sau Fong Yeung
Title:	Manager

BUYERS:

/s/ Xuedong (Tony) Tian
Xuedong (Tony) Tian

/s/ Lei Xu
Lei Xu

/s/ Yuanmei Ma
Yuanmei Ma

/s/ Kevin Vassily
Kevin Vassily

/s/ David Ping Li
David Ping Li

/s/ Michael Davidov
Michael Davidov

/s/ De Mi
De Mi

[Signature Page to Securities Transfer Agreement]

Schedule I

	Pre-Shoe		Post-Shoe
Name of Transferee	Number of Assigned Shares	Purchase Price	Additional Shares	Additional Purchase Price
Xuedong Tian*	120,350	$1,231.180	20,650	$211.250
Lei Xu	130,700	$1337.061	22,300	$228.129
Yuanmei Ma	120,350	$1,231.180	20,650	$211.250
Kevin Vassily	20,000	$204.600	-	-
David Ping Li	20,000	$204.600	-	-
Michael Davidov	20,000	$204.600	-	-
De Mi	8,600	$87.978	1,400	$14.322
Total	440,000	$4501.199	65,000	$644.951

*Shares	acquired by Xuedong Tian are subject to the Regulatory Lock-up set forth in Exhibit A.

Exhibit A

Side Letter

Because the Buyer is also the Managing Director and Head of Capital Markets of US Tiger Securities Inc. (“US Tiger”), all 120,350 Class B shares (or up to 141,000 Class B shares if our underwriters exercise the over-allotment option) acquired by the Buyer will be deemed to be compensation for US Tiger under Financial Industry Regulatory Authority (“FINRA”) Rule 5110 and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1),commencing on the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(e)(1) these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

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